Exhibit 99.5
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET
http://www.proxyvoting.com/bdk
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒
The Board of Directors recommends a vote FOR:

		FOR	AGAINST	ABSTAIN
1.
Approval of the merger (including the amendment and restatement of the charter of The Black & Decker Corporation (“Black & Decker”) to be effected as part of the merger) on substantially the terms and conditions set forth in the Agreement and Plan of Merger, dated as of November 2, 2009, among Black & Decker, The Stanley Works and Blue Jay Acquisition Corp., a wholly owned subsidiary of The Stanley Works, pursuant to which Blue Jay Acquisition Corp. will be merged with and into Black & Decker and each outstanding share of common stock of Black & Decker will be converted into the right to receive 1.275 shares of common stock of The Stanley Works (and associated Series A Junior Participating Preferred Stock purchase rights), with cash paid in lieu of fractional shares.
		☐	☐	☐

2.	Approval of an adjournment of the Black & Decker special meeting, if necessary, including to solicit additional proxies if there are not sufficient votes for the proposal to approve the merger.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

You can now access your account for The Black & Decker Corporation online.
Access your account for The Black & Decker Corporation account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for The Black & Decker Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

THE BLACK & DECKER CORPORATION
701 East Joppa Road, Towson, Maryland 21286
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints                     ,                     , and                     , and each of them, Proxies of the undersigned, with power of substitution, to vote all shares of common stock of The Black & Decker Corporation that the undersigned could vote if present at the Special Meeting of Stockholders to be held                           , 2010, and any adjournments of the meeting.
     You are encouraged to specify your choice by marking the appropriate boxes (SEE REVERSE SIDE), but you NEED NOT MARK any boxes if you wish to VOTE IN ACCORDANCE with the Board of Directors’ recommendations. Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.
     Continued on the reverse side. Must be signed and dated on the reverse side.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

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